Your control number Your vote matters! Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K Important Notice Regarding the Availability of Proxy Materials For the Stockholders Meeting To Be Held On April 30, 2026 For Stockholders of Record as of March 2, 2026 To order paper materials, use one of the following methods. Internet: www.investorelections.com/BNL Call: 1-866-648-8133 Email: paper@investorelections.com * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved Broadstone Net Lease, Inc. Annual Meeting of Stockholders Thursday, April 30, 2026 1:00 PM, Eastern Time Annual Meeting to be held via the Internet - please visit www.proxydocs.com/BNL for more details You must register to attend the meeting online and/or participate at www.proxydocs.com/BNL. Registration Deadline: April 27, 2026 at 5:00 PM, Eastern Time For a convenient way to view proxy materials, VOTE, and obtain instructions to attend the meeting go to www.proxydocs.com/BNL To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before April 20, 2026. styleINA P.O. BOX 8016, CARY, NC 27512-9903 SEE REVERSE FOR FULL AGENDA

PROPOSAL 1. Election of Directors 1.01. Laurie A. Hawkes 1.02. John D. Moragne 1.03. Michael A. Coke 1.04. Jessica Duran 1.05. Laura Felice 1.06. Richard Imperiale 1.07. David M. Jacobstein 1.08. Joseph Saffire 1.09. James H. Watters 2. To approve, in a non-binding advisory vote, the compensation of the Company's named executive officers as described in the Company's 2026 proxy statement; 3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026; and 4. To transact such other matters as may properly come before the meeting or any adjournment or postponement thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 Broadstone Net Lease, Inc. Annual Meeting of Stockholders